UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014

MOUNT KNOWLEDGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52664	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Park Ave. S #56101 New York, NY	10003-1502
(Address of principal executive offices)	(Zip Code)

(917) 289-0944
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2014, Mount Knowledge Holdings, Inc. (the “Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MK Merger Acquisition Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), Access Alternative Group S.A., and Civergy, Inc. (the “Company”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.  Civergy is an operating company providing smart grid technologies and cyber-security products and services to clients including U.S. Federal Government agencies, state, local and tribal governments and commercial clients.

At the Effective Time of the Merger, which shall not be later than October 7, 2014, each share of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (individually a “Share” and collectively the “Shares”) shall, by virtue of the Merger, be converted automatically into the right to receive 12.80 shares of the Parent’s Series C Preferred Stock (the “Merger Consideration”).  All convertible notes issued by the Company shall be amended, by their terms, and shall be convertible into the Parent’s Series C Preferred Stock.  Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Each issued and outstanding share of the Parent’s Series A Preferred Stock shall be converted into 0.2 shares of the Parent’s Series C Preferred Stock.  The Parent shall also issue, at the Effective Time, 1,000 shares of Series B Preferred Stock to one of the Company’s officer for his approval of the Merger, consulting services and other valuable consideration provided in connection with the Merger.

The Company’s Amended and Restated Articles of Incorporation will be amended to establish the Series B Preferred Stock and the Series C Preferred Stock and their respective rights, preferences and powers.

In connection with the Merger, the Company is undertaking a financing (the “Financing”) issuing convertible notes (the “Merger Notes”) which shall be initially convertible into the Company’s common stock at $5.618 (subject to equitable adjustments for stock splits, stock dividends, mergers or consolidations, including the Merger Consideration issued in this Merger) along with additional equity consideration equal to the amount of Company’s common stock issuable through the conversion of the Merger Notes.  The Company closed on $750,000 of the Merger Notes on September 29, 2014

At the Effective Time, the authorized capital stock of Parent shall consist of 3,000,000,000 shares of common stock, of which 204,202,084 shares shall be issued and outstanding and 300,000,000 of preferred stock, of which 1,000 shares of the Parent’s Series B Preferred Stock shall be issued and outstanding and 55,177,860 shares of the Parent’s Series C Stock shall be issued and outstanding (excluding shares issued or to be issued in the Financing).

Consummation of the Merger is subject to certain customary conditions. The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement.  The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

On September 29, 2014, the Company issued a press release announcing that the Company had entered into the Merger Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 30, 2014, by and among Mount Knowledge Holdings, Inc., MK Merger Acquisition Sub, Inc., Access Alternative Group S.A., and Civergy, Inc.

99.1	Press Release of Mount Knowledge Holdings, Inc., dated September 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT KNOWLEDGE HOLDINGS, INC.

By:

/s/ James D. Beatty________
James D. Beatty
President, Treasurer, Chief Executive Officer
and Chief Financial Officer

Date: October 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 30, 2014, by and among Mount Knowledge Holdings, Inc., MK Merger Acquisition Sub, Inc., Access Alternative Group S.A., and Civergy, Inc.

99.1	Press Release of Mount Knowledge Holdings, Inc., dated September 29, 2014